Exhibit 11.1
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                                    CALCULATION OF PRIMARY NET INCOME PER SHARE

                                       Three Months         Three Months        Nine Months Ended     Nine Months Ended
                                          Ended                 Ended            March 31, 1996        March 31, 1997
                                      March 31, 1996       March 31, 1997
                                     -----------------    ------------------    ------------------    ------------------

Net income                                 $1,229,250            $1,506,443            $3,125,110            $3,435,187
Pro forma income taxes                        491,700               602,577             1,250,044             1,374,075
                                     -----------------    ------------------    ------------------    ------------------

Pro forma net income                       $  737,550            $  903,866            $1,875,066            $2,061,113

Weighted average shares
  outstanding during the period             7,000,000             7,000,000             7,000,000             7,000,000

Shares issuable under
  consulting agreement                         96,366                96,366                96,366                96,366

Shares issuable under
  compensation agreement                      170,708               170,708               170,708               170,708

Shares assumed outstanding to
  support S Corporation distribution              ---             1,068,208                  ---              1,068,208
                                     -----------------    ------------------    ------------------    ------------------

Weighted average common
  and common equivalent
  shares outstanding during the
  period                                    7,267,074             8,335,282             7,267,074             8,335,282
                                     =================    ==================    ==================    ==================

Pro forma net income per
  share                                         $0.10                 $.011                 $0.26                 $0.25
                                     =================    ==================    ==================    ==================


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